                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                COTT CORPORATION

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

COTT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
The Annual Meeting of shareowners of Cott Corporation will be held

on:      April 21, 2005

at:      8:30 a.m. (local time in Toronto)

at the:  Glenn Gould Studio, Canadian Broadcasting Centre
         250 Front Street West, Toronto, Ontario, Canada

to:      o  receive the financial statements for the year ended January 1, 2005 and the auditors' report on those statements,
         o  elect directors,
         o  appoint auditors, and
         o  transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

By order of the Board of Directors


/s/ Mark R. Halperin

Mark R. Halperin
Senior Vice President,
General Counsel & Secretary
Toronto, Ontario

March 22, 2005

                                [PICTURE]
                                [COTT LOGO]


Great things in store

        2004 PROXY CIRCULAR

(COTT LOGO)                                                  John K. Sheppard
                                                             President and
                                                             Chief Executive Officer
                                                             Cott Corporation
                                                             207 Queen's Quay West
                                                             Suite 340
                                                             Toronto, Ontario M5J 1A7

March 22, 2005

Dear Shareowners:

     We would like to invite you to attend our annual meeting, which will be held at Glenn Gould Studio, Canadian Broadcasting Centre, 250 Front Street West in Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on April 21, 2005. This meeting gives you the opportunity to learn more about us, receive our financial results and hear about our plans for the future. It also provides you with an opportunity to meet our directors and senior management.

     The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

     Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

/s/ John K. Sheppard

JOHN K. SHEPPARD,
President and Chief Executive Officer

                                  (COTT LOGO)

                                COTT CORPORATION

                         ANNUAL MEETING OF SHAREOWNERS

                             THIS BOOKLET EXPLAINS:

             - details of the matters to be voted upon at the meeting, and

             - how to exercise your vote even if you cannot attend the meeting.

                             THIS BOOKLET CONTAINS:

             -  the notice of the meeting,

             -  the proxy circular for the meeting, and

             - a proxy form that you may use to vote your shares without attending the meeting.

                             REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 1 of the circular.

                     NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf, or for your account, by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

THE ACCOMPANYING CIRCULAR AND FORM OF PROXY ARE FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF MANAGEMENT FOR USE AT THE ANNUAL MEETING OF THE SHAREOWNERS TO BE HELD ON APRIL 21, 2005 AND ANY CONTINUATION OF THE MEETING AFTER AN ADJOURNMENT OF THAT MEETING.

Note: If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com.

                                 PROXY CIRCULAR

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
VOTING AT THE MEETING.......................................     1
  Who Can Vote..............................................     1
  Voting By Registered Shareowners..........................     1
  Voting By Non-Registered Beneficial Shareowners...........     3
  Confidentiality of Vote...................................     3
  Quorum....................................................     3
  How Will Resolutions be Passed?...........................     3
  Please Complete Your Proxy................................     3
PROCEDURE FOR CONSIDERING SHAREOWNERS PROPOSALS.............     3
PRINCIPAL SHAREOWNERS.......................................     4
FINANCIAL STATEMENTS........................................     4
ELECTION OF DIRECTORS.......................................     4
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT..............     7
  Security Ownership........................................     7
  Section 16(a) Beneficial Ownership Reporting Compliance...     8
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     8
EXECUTIVE COMPENSATION......................................     9
  Summary Compensation Table................................     9
  Stock Option Grants.......................................    10
  Options Exercised.........................................    11
  Executive Officers........................................    11
EMPLOYMENT AGREEMENTS.......................................    11
REPORT ON EXECUTIVE COMPENSATION............................    13
  Human Resources and Compensation Committee................    13
  Compensation Principles...................................    13
  Compensation Elements and Determination Process...........    13
  Long-Term Incentives......................................    14
  Compensation of the Chief Executive Officer...............    16
SHAREOWNER RETURN PERFORMANCE GRAPH.........................    17
COMPENSATION OF DIRECTORS...................................    17
EQUITY COMPENSATION PLAN INFORMATION........................    18
DIRECTORS AND OFFICERS INSURANCE............................    19
CORPORATE GOVERNANCE........................................    19
  General...................................................    19
  Board and Management Roles................................    19
  Allocation of Responsibility between the Board and
     Management.............................................    19
  Board's Expectations of Management........................    20
  Shareowner Communications.................................    20
  Composition of the Board..................................    20
  Independence of the Board.................................    20
  Board Committees..........................................    21
AUDITORS....................................................    23
  Appointment of Auditors...................................    23
  Principal Accountant's Fees...............................    23
  Audit Fees................................................    23
  Audit-Related Fees........................................    23
  Tax Fees..................................................    23
  Pre-Approval Policies and Procedures......................    23
  Audit Committee Report....................................    24
ADDITIONAL INFORMATION......................................    25
  Information about Cott....................................    25
  Approval..................................................    25

                                  (COTT LOGO)

                                COTT CORPORATION

                                 PROXY CIRCULAR

     THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF MANAGEMENT FOR USE AT THE ANNUAL MEETING OF SHAREOWNERS THAT IS TO BE HELD AT THE TIME AND PLACE, AND FOR THE PURPOSES, DESCRIBED IN THE ACCOMPANYING NOTICE OF THE MEETING. This proxy circular and the accompanying proxy are being mailed to our shareowners on or about March 23, 2005.

     All dollar amounts are in United States dollars unless otherwise stated. All information contained in this document is as of February 28, 2005 unless otherwise indicated.

                             VOTING AT THE MEETING

WHO CAN VOTE

     March 16, 2005 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting.

     As at February 28, 2005, 71,524,720 common shares were outstanding. Each common share entitles the holder to one vote on all matters to be presented at the meeting.

VOTING BY REGISTERED SHAREOWNERS

     The following instructions are for registered shareowners only. IF YOU ARE A NON-REGISTERED BENEFICIAL SHAREOWNER, PLEASE FOLLOW YOUR INTERMEDIARY'S INSTRUCTIONS ON HOW TO VOTE YOUR SHARES.

  VOTING IN PERSON

     Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer, Computershare Trust Company of Canada, upon your arrival at the meeting.

  VOTING BY PROXY

     If you are a registered shareowner but do not plan to come the meeting, you may vote by using a form of proxy to appoint someone to come to the meeting as your proxyholder. You either can tell that person how you want your shares to be voted or let that person choose how to vote your shares.

     WHAT IS A PROXY?

     A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

     HOW DO YOU APPOINT A PROXYHOLDER?

     Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. IF YOU WANT TO AUTHORIZE ANOTHER PERSON AS YOUR PROXYHOLDER, fill in that person's name in the blank space located near the top of the enclosed proxy form.

     Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting that may occur if the meeting is adjourned.

     HOW WILL A PROXYHOLDER VOTE?

     If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST or WITHHOLD), your proxyholder must cast your votes as instructed. By checking "WITHHOLD" on the proxy form, you will be abstaining from voting.

     IF YOU DO NOT MARK ON THE PROXY HOW YOU WANT TO VOTE ON A PARTICULAR MATTER, YOUR PROXYHOLDER IS ENTITLED TO VOTE YOUR SHARES AS HE OR SHE SEES FIT. IF YOUR PROXY DOES NOT SPECIFY HOW TO VOTE ON ANY PARTICULAR MATTER, AND IF YOU HAVE AUTHORIZED A DIRECTOR OR OFFICER OF COTT TO ACT AS YOUR PROXYHOLDER, YOUR SHARES WILL BE VOTED AT THE MEETING:

     -  FOR ELECTION OF THE NOMINEES NAMED IN THE CIRCULAR AS DIRECTORS, AND

     -  FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS.

     For more information on these matters, please see "Election of Directors" on page 4 and "Auditors -- Appointment of Auditors" on page 23.

     If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 21, 2005.

     HOW DO YOU DEPOSIT A PROXY?

     To be valid, the proxy must be filled out, correctly signed (exactly as your name appears on the proxy form) and returned to the Toronto office of our transfer agent, Computershare Trust Company of Canada, by delivering it to:

                             100 University Avenue
                                   9th Floor
                                Toronto, Ontario
                                    M5J 2Y1
                    Attention: Secretary of Cott Corporation
    Fax: (416) 263-9524 or 1-866-249-7775 (toll-free in Canada and the U.S.)

by 4:30 p.m. (Toronto time) on April 20, 2005 (or the last business day before any reconvened meeting if the meeting is adjourned) or by presenting it to the Chairman of the meeting before commencement of the meeting (or before the reconvened meeting if the meeting is adjourned).

     HOW DO YOU REVOKE YOUR PROXY?

     If you want to revoke your proxy after you have delivered it, another properly executed form of proxy bearing a later date should be delivered by you as set out above under "How do You Deposit a Proxy?" or you can clearly indicate in writing that you want to revoke your proxy and deliver this written document to our principal executive office at:

                             207 Queen's Quay West
                                   Suite 340
                                Toronto, Ontario
                                     Canada
                                    M5J 1A7
                              Attention: Secretary
                              Fax: (416) 203-5609

     This revocation must be received by us before the meeting (or before the date of the reconvened meeting if the meeting is adjourned) or be given to the Chairman of the meeting before commencement of the meeting (or before the reconvened meeting if the meeting is adjourned), or in any other way permitted by law.

     If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

VOTING BY NON-REGISTERED BENEFICIAL SHAREOWNERS

     You may be a non-registered beneficial shareowner (as opposed to a registered shareowner) if your shares are held on your behalf, or for your account, by an intermediary, such as a broker, a securities dealer, a bank or a trust company. Intermediaries generally are required to forward meeting materials to the persons for whom they hold shares. If you are a non-registered beneficial shareowner, it is your intermediary that legally will be entitled to vote your shares at the meeting. To vote your shares, you must carefully follow the instructions that your intermediary provides you. Instead of completing the form of proxy that we have provided, you likely will be asked to complete and deliver a different form to your intermediary. This form will instruct the intermediary how to vote your shares at the meeting on your behalf.

     As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

CONFIDENTIALITY OF VOTE

     Computershare Trust Company of Canada counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

     -  there is a proxy contest,

     -  the proxy contains comments clearly intended for management, or

     - it is necessary to determine a proxy's validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

QUORUM

     The annual meeting requires a quorum, which for this meeting means:

     - at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

     - persons owning or representing not less than a majority of the total number of our shares entitled to vote.

HOW WILL RESOLUTIONS BE PASSED?

     All matters that are scheduled to be voted upon at the meeting are ordinary resolutions. Ordinary resolutions are passed by a simple majority: if more than half of the votes that are cast are in favour, the resolution passes. (Special resolutions require approval of at least two-thirds of the votes cast. NO SPECIAL RESOLUTIONS ARE CONTEMPLATED AT THE MEETING.) Directors who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. All other matters must be approved by a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Abstentions (including abstentions by brokers) are counted as present and entitled to vote for purposes of establishing a quorum, but they are not counted as votes for or against any proposal.

PLEASE COMPLETE YOUR PROXY

     Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. THIS SOLICITATION OF YOUR PROXY (YOUR VOTE) IS MADE ON BEHALF OF MANAGEMENT. We will pay the cost of proxy solicitation, which primarily will be by mail. Proxies also may be solicited by telephone, in writing or in person by our employees or our transfer agent.

                PROCEDURE FOR CONSIDERING SHAREOWNERS PROPOSALS

     If you want to propose any matter for a vote by shareowners at our 2006 annual meeting, you must send your proposal to our Secretary. In order for your proposal to be considered for inclusion in the 2006 proxy circular and proxy, it must be received by our Secretary by no later than December 23, 2005 at Cott Corporation, 207 Queen's Quay West, Suite 340, Toronto, Ontario, Canada M5J 1A7.

                             PRINCIPAL SHAREOWNERS

     We are not aware of any person who, as of February 28, 2005, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                            NATURE OF OWNERSHIP        NUMBER AND       PERCENTAGE
NAME AND ADDRESS                                 OR CONTROL         CLASS OF SHARES      OF CLASS
--------------------------------------------------------------------------------------------------
 McLean Budden Limited (1)                  Beneficial ownership           6,151,600       8.6%
 145 King Street West
 Suite 2525
 Toronto, Ontario
 Canada M5H 1J8
--------------------------------------------------------------------------------------------------
 T. Rowe Price Associates, Inc.(2)          Beneficial ownership           5,227,460       7.3%
 100 E. Pratt Street
 Baltimore, Maryland 21202
--------------------------------------------------------------------------------------------------
 Franklin Resources, Inc.(3)                Beneficial ownership           3,973,500       5.6%
 One Franklin Parkway
 San Mateo, California 94403
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Based on information provided on a Schedule 13G filed February 16, 2005 with the Securities and Exchange Commission. The Schedule 13G provides that it was filed by McLean Budden Limited on behalf of itself and its institutional client, Canadian Equity Growth Fund. The filing reports sole voting power as to 5,262,300 shares and sole dispositive power with respect to 6,151,600 shares.

(2) Based on information provided on an amended Schedule 13G filed February 14, 2005 with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Franklin Resources, Inc. ("FRI") reported in a Schedule 13G filed on February 14, 2005 with the Securities and Exchange Commission that, as of December 31, 2004, these shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI reported that the advisory contracts grant to the applicable investment advisory subsidiaries all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, these subsidiaries may be deemed to be the beneficial owner of these shares. FRI also reported that Charles
     B. Johnson and Rupert H. Johnson Jr. (the "FRI Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI, and therefore may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI reported that Franklin Templeton Investments Corp., an investment advisory subsidiary, holds sole voting power as to 2,086,375 shares and sole dispositive power with respect to 3,973,500 shares. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a "group" for purposes of
     Section 13(d) under the Securities Exchange Act of 1934. The address of Franklin Templeton Investments Corp. is 1 Adelaide Street East, Suite 2101, Toronto, Ontario, Canada M5C 3B8. The address of each of the FRI Principal Shareholders is One Franklin Parkway, San Mateo, CA 94403.

                              FINANCIAL STATEMENTS

     At the meeting, we will submit Cott's annual consolidated financial statements for the year ended January 1, 2005, and the related report of the auditors, to you. No vote will be taken regarding the financial statements.

                             ELECTION OF DIRECTORS

     The Corporate Governance Committee of the board reviews annually the qualification of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the eleven nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under "Corporate Governance".

     In 2004, the board of directors held 13 meetings. Each of our current directors attended in person or by telephone at least 75% of the total number of meetings of the board of directors and committees on which they served.

     Set out below is certain information concerning our nominees for election as directors of Cott.

                                                                      COMMITTEE
NOMINEE                                                               MEMBERSHIP
--------------------------------------------------------------------------------------
 COLIN J. ADAIR, 62, of Westmount, Quebec, Canada, has           Corporate Governance
 served on the board since 1986. Mr. Adair is first vice              Committee
 president at CIBC World Markets Inc. Prior to January 2002,
 Mr. Adair was a director with Merrill Lynch Canada, Inc.
--------------------------------------------------------------------------------------
 W. JOHN BENNETT, 59, of Westmount, Quebec, Canada, has            Audit Committee
 served on the board since 1998. In the past five years, Mr.
 Bennett has been chairman and chief executive officer of
 Benvest Capital Inc. (merchant bank). Mr. Bennett is also a director of Benvest Capital Inc.
--------------------------------------------------------------------------------------
 SERGE GOUIN, 61, of Outremont, Quebec, Canada, has served       Corporate Governance
 on the board since 1986 and is the lead independent                  Committee
 director. Mr. Gouin is president and chief executive            Human Resources and
 officer of Quebecor Media Inc. (broadcasting and publishing    Compensation Committee
 conglomerate). In the past 5 years, Mr. Gouin was also vice chairman, Salomon Smith Barney Canada, Inc. until 2003 and
 advisory director of Citigroup Global Markets Canada Inc.
 (financial services company) from 2003 to 2004. Mr. Gouin
 is also a director of Cossette Communication Group Inc.
 (advertising agency), Onex Corporation (conglomerate), TVA
 Group Inc. (broadcast communications company) and Quebecor
 Media Inc.
--------------------------------------------------------------------------------------
 STEPHEN H. HALPERIN, 55, of Toronto, Ontario, Canada, has                --
 served on the board since 1992. In the past five years, Mr.
 Halperin has been a partner at Goodmans LLP (law firm) and
 a member of that firm's executive committee. Mr. Halperin
 is a trustee of KCP Income Fund (private label household
 chemical manufacturing). Mr. Halperin was a director of AT
 & T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States
 in late 2002. That company emerged from bankruptcy
 protection in early 2003, at which point Mr. Halperin
 ceased to be one of its directors. Mr. Halperin is the
 brother of Mark Halperin, Cott's Senior Vice-President,
 General Counsel and Secretary.
--------------------------------------------------------------------------------------
 BETTY JANE HESS, 56, of Hingham, Massachusetts, U.S.A., has     Human Resources and
 served on the board since July 2004. Prior to her              Compensation Committee
 retirement in mid-2004, Ms. Hess was (and had been for the
 prior five years) Senior Vice President, Office of the
 President, of Arrow Electronics, Inc. (electronics
 distributor).
--------------------------------------------------------------------------------------
 PHILIP B. LIVINGSTON, 47, of Basking Ridge, New Jersey,           Audit Committee
 U.S.A., has served on the board since 2003. Mr. Livingston      Corporate Governance
 has been the vice chairman of Approva Corporation since              Committee
 2005. Prior thereto and from 2003 he had been chief
 financial officer and a member of the board of World
 Wrestling Entertainment, Inc. Prior to 2003, he served as
 president and chief executive officer of Financial
 Executives International, a membership organization for
 chief financial officers, controllers and treasurers, a
 position that he held from 1999 to 2003. Mr. Livingston is
 also a director of Insurance Auto Auction, Inc. (supplier
 of automotive salvage services on behalf of insurance
 companies).
--------------------------------------------------------------------------------------
 CHRISTINE A. MAGEE, 45, of Oakville, Ontario, Canada, has       Human Resources and
 served on the board since 2002. Ms. Magee is president of      Compensation Committee
 Sleep Country Canada Inc. (mattress retailer), a position
 that she held for over the past five years. Ms. Magee is
 also a trustee of Sleep Country Canada Income Fund.
--------------------------------------------------------------------------------------

                                                                      COMMITTEE
NOMINEE                                                               MEMBERSHIP
--------------------------------------------------------------------------------------
 ANDREW PROZES, 59, of Greenwich, Connecticut, U.S.A., has         Audit Committee
 served on the board since January 28, 2005. Mr. Prozes is,
 and has been for the past 5 years, chief executive officer
 of LexisNexis Group (provider of legal, news and business
 information). Prior to July, 2000 Mr. Prozes was chief
 operating officer and executive vice president, West Group,
 Thomson Corp. Mr. Prozes serves on the Board of Directors
 of Reed Elsevier plc and Reed Elsevier NV (publisher and
 information provider).
--------------------------------------------------------------------------------------
 JOHN K. SHEPPARD, 47, of Tampa, Florida, U.S.A., has served              --
 on the board since 2003. Mr. Sheppard is our president and
 chief executive officer. Prior to September 2004, Mr.
 Sheppard was our president and chief operating officer and
 prior to July 2003 was our executive vice president and
 president of our US operations. Prior to January 2002, Mr.
 Sheppard was president and chief executive officer of
 Service Central Technologies, Inc. (a supply chain software developer) and prior to February 2000 he was vice
 president, president of NW European division and vice
 president, president of Central European division of the
 Coca-Cola Company.(1)
--------------------------------------------------------------------------------------
 DONALD G. WATT, 69, of King Township, Ontario, Canada, has               --
 served on the board since 1992. Mr. Watt is the chairman
 and chief executive officer of DW + Partners Inc. (design
 merchant bank). In the past five years, Mr. Watt held the
 position of chairman of Watt International Inc. (marketing
 and design company). Mr. Watt is a director of Aastra
 Telecom, Inc. (telecommunications manufacturer) and Forzani
 Group, Inc. (sporting goods retailer).
--------------------------------------------------------------------------------------
 FRANK E. WEISE III, 60, of Vero Beach, Florida, U.S.A., has              --
 served on the board since June 1998 and has been chairman
 of the board since January 2002. Mr. Weise served as
 president of Cott from June 1998 to July 2003, and chief
 executive officer of Cott from June 1998 to August 2004(2).
 Mr. Weise is an operating partner and managing director of
 J.W. Childs Associates, L.P. (a private equity investment
 firm).
--------------------------------------------------------------------------------------

(1) Under an agreement entered into on March 11, 2004, we have agreed to submit the name of John Sheppard for election to the board of directors at each annual meeting during the term of that agreement.

(2) Under an agreement entered into on April 28, 2004, we have agreed to submit the name of Frank Weise for election to the board of directors at each annual meeting and to recommend his continued appointment as chairman of our board, as described under "Compensation of Directors".

     It is intended that each director will hold office until the close of business of the 2006 annual meeting or until they cease to hold office.

     Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the eleven nominees who are identified above. Management does not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees is unable to serve, and unless otherwise instructed, the persons named in the accompanying form of proxy will vote at their discretion for a substitute nominee or nominees.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

SECURITY OWNERSHIP

     The following table and the notes that follow show the number of our common shares beneficially owned as of February 28, 2005 by each of our directors and the individuals named in the Summary Compensation Table, as well as by the directors and executive officers as a group.

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                             COMMON SHARES
                                                          BENEFICIALLY OWNED,             COMMON SHARES
NAME                                                   CONTROLLED OR DIRECTED(1)       PERCENTAGE OF CLASS
------------------------------------------------------------------------------------------------------------
  Colin J. Adair                                                  36,019(2)                   0.05%
------------------------------------------------------------------------------------------------------------
  W. John Bennett                                                 35,000(3)                   0.05%
------------------------------------------------------------------------------------------------------------
  Serge Gouin                                                    242,318(4)                   0.34%
------------------------------------------------------------------------------------------------------------
  Stephen H. Halperin(5)                                          42,500(6)                   0.06%
------------------------------------------------------------------------------------------------------------
  Betty Jane Hess                                                 27,500(7)                   0.04%
------------------------------------------------------------------------------------------------------------
  Philip B. Livingston                                            30,345(8)                   0.04%
------------------------------------------------------------------------------------------------------------
  Christine A. Magee                                              26,248(9)                   0.04%
------------------------------------------------------------------------------------------------------------
  Andrew Prozes                                                   25,000(10)                  0.03%
------------------------------------------------------------------------------------------------------------
  John K. Sheppard                                               370,946(11)                  0.52%
------------------------------------------------------------------------------------------------------------
  Donald G. Watt                                                   6,248(12)                  0.01%
------------------------------------------------------------------------------------------------------------
  Frank E. Weise III                                             626,004(13)                  0.87%
------------------------------------------------------------------------------------------------------------
  Mark Benadiba                                                   78,375(14)                  0.11%
------------------------------------------------------------------------------------------------------------
  Raymond Silcock                                                217,214(15)                  0.30%
------------------------------------------------------------------------------------------------------------
  Mark Halperin                                                  116,584(16)                  0.16%
------------------------------------------------------------------------------------------------------------
  Colin Walker                                                   149,059(17)                  0.21%
------------------------------------------------------------------------------------------------------------
  Directors and executive officers as a group
  (consisting of 22 persons, including those named
  above)                                                       2,238,676(18)                  3.12%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Each director and officer has provided the information on shares beneficially owned, controlled or directed.

(2) Includes 35,000 common shares subject to stock options that vest on or before April 29, 2005.

(3) Includes 25,000 common shares subject to stock options that vest on or before April 29, 2005.

(4) Includes 60,000 common shares subject to stock options that vest on or before April 29, 2005.

(5) Mr. Halperin is also one of three trustees of the Nancy Pencer Spouse Trust, which has indirect control over 60,170 common shares through holdings of various private corporations. Mr. Halperin disclaims any beneficial ownership of such shares.

(6) Includes 10,000 common shares subject to stock options that vest on or before April 29, 2005.

(7) Includes 25,000 common shares subject to stock options that vest on or before April 29, 2005.

(8) Includes 25,000 common shares subject to stock options that vest on or before April 29, 2005.

(9) Includes 25,000 common shares subject to stock options that vest on or before April 29, 2005.

(10) Includes 25,000 common shares subject to stock options that vest on our before April 29, 2005.

(11) Includes 345,000 common shares subject to stock options that vest on or before April 29, 2005.

(12) Includes 5,000 common shares subject to stock options that vest on or before April 29, 2005.

(13) Includes 525,000 common shares subject to stock options that vest on or before April 29, 2005.

(14) Includes 54,000 common shares subject to stock options that vest on or before April 29, 2005.

(15) Includes 129,000 common shares subject to stock options that vest on or before April 29, 2005.

(16) Includes 78,000 common shares subject to stock options that vest on or before April 29, 2005.

(17) Includes 111,000 common shares subject to stock options that vest on or before April 29, 2005.

(18) Includes 1,600,850 common shares subject to stock options that vest on or before April 29, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers and beneficial owners of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the Securities and Exchange Commission showing the number of common shares they beneficially own and any changes in their beneficial ownership.

     Based on our review of these reports, and written representations, if any, of our directors and executive officers and beneficial owners of more than 10% of our common shares, as well as certain affiliates of those persons, we believe that all required reports were filed in 2004 in a timely manner except that a report of two trades made by Mark Benadiba on February 26, 2004 and February 27, 2004 was not filed until March 2, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Seven of the nominees for director, Colin J. Adair, W. John Bennett, Serge Gouin, Betty Jane Hess, Philip B. Livingston, Christine A. Magee and Andrew Prozes are unrelated and outside directors whom the board has determined are independent within the meaning of the rules of the New York Stock Exchange. An "unrelated director" is a person who is independent of management and is free from any interest or any business or other relationship, other than interests and relationships arising from owning our shares, which could, or could reasonably be perceived to, materially interfere with his or her ability to act with a view to our best interests. A director is "independent" in accordance with the rules of the New York Stock Exchange if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us).

     Mr. Adair has business relationships with certain members of management through his position as an investment advisor at CIBC World Markets Inc. The board has determined that Mr. Adair is an unrelated, independent director on the basis that such relationships are not sufficiently significant to Mr. Adair's role with CIBC World Markets Inc. (and account for well below 2% of the gross revenues test in the rules of the New York Stock Exchange) to affect his ability to act with a view to our best interests and were not material to us, Mr. Adair or CIBC World Markets Inc.

     Donald G. Watt is an unrelated and outside director. Prior to June 2003, Mr. Watt was Chairman of Watt International Inc. ("WII"), which has a purchase and restricted services agreement with us with an approximate remaining term of four years. Under the terms of that agreement, WII provides us with packaging and collateral material and store design services. We have agreed that we will not, subject to certain exceptions, engage another party to provide the services described in the purchase and restricted services agreement in Canada, the U.S. and Mexico during the ten-year period ending June 1, 2009. We may, however, perform the services under the purchase and restricted services agreement using our own employees. During the last fiscal year, we paid WII $203,796 under that agreement. In 2002, we paid Deuteronomy Inc. (of which Mr. Watt is the sole shareowner) C$208,333 for consulting services. Payments to Deuteronomy Inc. for these services ceased in June 2002. As a result of the "look back" provisions of the rules of the New York Stock Exchange, as of November 4, 2004 Mr. Watt is currently considered not independent. However, Mr. Watt is eligible to be considered an independent director under the rules of the New York Stock Exchange in June 2005. DW + Partners Inc., a company of which Mr. Watt is chairman and chief executive officer and a significant shareowner, was also engaged by us in late 2003 and early 2004 for one project for which that company was paid C$25,000. The board does not consider this arrangement to render Mr. Watt ineligible to be considered independent in June 2005.

     Mr. Weise and Mr. Sheppard are related inside directors, as each is an employee and officer or past employee or officer. Mr. Halperin is an outside director but, as the brother of Mark R. Halperin, our senior vice-president, general counsel and secretary, he may be considered to be a related director. Mr. Halperin is also a partner of Goodmans LLP, a law firm that provides counsel to us on a regular basis. None of Messrs. Weise or Sheppard (because of their past and present executive positions with us) or Halperin (because of his relationship to one of our executive officers) is an independent director within the meaning of the rules of the New York Stock Exchange.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides a summary of compensation earned during each of the last three fiscal years by our chief executive officers, our chief financial officer and our three other most highly compensated executive officers (collectively, the "named executive officers").

                         COMPENSATION -- SUMMARY TABLE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                                      LONG-TERM COMPENSATION AWARDS
                                                                                -----------------------------------------
                                                  ANNUAL COMPENSATION                             RESTRICTED
                                         --------------------------------------   SECURITIES        SHARES
                                                                 OTHER ANNUAL    UNDER OPTIONS   OR RESTRICTED    LTIP
NAME AND PRINCIPAL POSITION     YEAR(1)  SALARY($) BONUS(2)($) COMPENSATION(3)   GRANTED(4)(#)    SHARE UNITS    PAYOUTS
------------------------------------------------------------------------------------------------------------------------
  John K. Sheppard                2004    466,667     348,000     29,389             400,000           --          --
  President and                   2003    388,437     475,000         --             100,000           --          --
  Chief Executive Officer         2002    320,208     325,000         --             225,000           --          --
 ----------------------------------------------------------------------------------------------------------------------
  Frank E. Weise III(5)           2004          1(6)  328,667     36,424             250,000           --          --
  Former President and Chief      2003    425,000   1,049,272         --                  --           --          --
  Executive Officer               2002    425,000     850,000         --             200,000           --          --
 ----------------------------------------------------------------------------------------------------------------------
  Mark Benadiba                   2004    376,836      93,774     15,343              50,000           --          --
  Executive Vice President        2003    336,716     374,609         --              50,000           --          --
  Canada and International        2002    318,345     475,786         --              60,000           --          --
 ----------------------------------------------------------------------------------------------------------------------
  Raymond P. Silcock              2004    300,001     217,500     24,712              55,000           --          --
  Executive Vice President        2003    288,750     453,698         --              55,000           --          --
  and Chief Financial Officer     2002    275,000     544,979         --              60,000           --          --
 ----------------------------------------------------------------------------------------------------------------------
  Mark R. Halperin                2004    283,323     145,126     14,943              40,000           --          --
  Senior Vice President,          2003    261,277     242,698         --              40,000           --          --
  General Counsel &               2002    191,010     254,144         --              50,000           --          --
  Secretary
 ----------------------------------------------------------------------------------------------------------------------
  Colin D. Walker                 2004    283,323     145,126     14,943              40,000           --          --
  Senior Vice President,          2003    261,277     241,764         --              30,000           --          --
  Corporate Resources             2002    191,010     256,451         --              50,000           --          --
 ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

-------------------------------  ----------------
-------------------------------  ----------------

                                           ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR(1)  COMPENSATION($)
                               -------  ----------------
  John K. Sheppard               2004        11,390(7)
  President and                  2003       427,138(8)
  Chief Executive Officer        2002       192,102(9)
 -------------------------------------------------------
  Frank E. Weise III(5)          2004        10,250(10)
  Former President and Chief     2003       684,467(11)
  Executive Officer              2002       880,613(12)
 -------------------------------------------------------
  Mark Benadiba                  2004         1,593(13)
  Executive Vice President       2003       308,414(14)
  Canada and International       2002        84,926(15)
 -------------------------------------------------------
  Raymond P. Silcock             2004        16,801(16)
  Executive Vice President       2003       324,748(17)
  and Chief Financial Officer    2002       233,414(18)
 -------------------------------------------------------
  Mark R. Halperin               2004         13,422(19)
  Senior Vice President,         2003        210,175(20)
  General Counsel &              2002        148,753(21)
  Secretary
 -------------------------------------------------------
  Colin D. Walker                2004         13,611(22)
  Senior Vice President,         2003        211,110(23)
  Corporate Resources            2002        146,447(24)
 -------------------------------------------------------


(1) In this proxy circular, references to the year 2004 are to the fiscal year that ended January 1, 2005; to the year 2003 are to the fiscal year that ended January 3, 2004; and to the year 2002 are to the fiscal year that ended December 28, 2002.

(2)  The bonuses earned in 2004 were paid in 2005. See "Compensation
     Principles".

(3) Includes car allowance, premiums for health, dental and disability insurance paid on behalf of the named executive officers. Mr. Weise's amount includes benefits for the personal use of corporate transportation (including the use of an airplane) of $18,027.

(4) Granted pursuant to the 1986 Common Share Option Plan, as amended (the "Option Plan"). All outstanding unvested options immediately vest upon a change of control as defined in the Option Plan.

(5) Mr. Weise resigned as Chief Executive Officer on August 31, 2004. Mr. Weise resigned as President on July 16, 2003.

(6) Mr. Weise's base salary as chief executive officer under his employment agreement was $425,000 in 2004, however pursuant to an agreement between Cott and Mr. Weise, Mr. Weise agreed to receive a base salary of $1.00. Mr. Weise suggested that the board consider establishing a scholarship fund in his and his wife's name. This scholarship fund was established last year.

(7) Includes $1,140 in income imputed for term life insurance premiums and $10,250 paid to a defined contribution retirement plan.

(8) Includes $398,525 paid to a trustee to purchase our common shares on behalf of Mr. Sheppard, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan", $1,140 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(9) Includes $1,113 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan and a relocation allowance of $163,755.

(10) Includes $10,250 paid to a defined contribution retirement plan.

(11) Includes $650,728 paid to a trustee to purchase our common shares on behalf of Mr. Weise, which vest over a three-year period (30%, 30%, and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan" and $1,140 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(12) Includes $850,000 paid to a trustee to purchase our common shares on behalf of Mr. Weise, which vest over a three-year period (30%, 30%, and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan" and $1,140 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(13) Includes $1,593 in income imputed for term life insurance premiums.

(14) Includes $293,694 paid to a trustee to purchase our common shares on behalf of Mr. Benadiba, which vest over a three year period (30%, 30% and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan" and $1,730 in income imputed for term life insurance premiums.

(15) Includes $71,401 paid to a trustee to purchase our common shares on behalf of Mr. Benadiba, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan" and $1,543 in income imputed for term life insurance premiums.

(16) Includes $6,551 in income imputed for term life insurance premiums and $10,250 paid to a defined contribution retirement plan.

(17) Includes $296,302 paid to a trustee to purchase our common shares on behalf of Mr. Silcock, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan", $990 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(18) Includes $205,021 paid to a trustee to purchase our common shares on behalf of Mr. Silcock, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan", $942 in income imputed for term life insurance premiums and $10,000 paid to a defined contribution retirement plan.

(19) Includes $1,404 in income imputed for term life insurance premiums, $6,352 paid to a defined contribution retirement plan and $5,667 paid to a share purchase plan.

(20) Includes $185,427 paid to a trustee to purchase our common shares on behalf of Mr. Halperin, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan", $1,169 in income imputed for term life insurance premiums, $5,530 paid to a defined contribution retirement plan and $5,226 paid to a share purchase plan.

(21) Includes $127,875 paid to a trustee to purchase our common shares on behalf of Mr. Halperin, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan", $1,158 in income imputed for term life insurance premiums, $4,298 paid to a defined contribution retirement plan and $3,820 paid to a share purchase plan.

(22) Includes $1,593 in income imputed for term life insurance premiums, $6,352 paid to a defined contribution retirement plan and $5,667 paid to a share purchase plan.

(23) Includes $186,361 paid to a trustee to purchase our common shares on behalf of Mr. Walker, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2003 Executive Incentive Share Compensation Plan", $1,169 in income imputed for term life insurance premiums, $5,530 paid to a defined contribution retirement plan and $5,226 paid to a share purchase plan.

(24) Includes $125,568 paid to a trustee to purchase our common shares on behalf of Mr. Walker, which vest over a three-year period (30%, 30% and 40% per year) pursuant to the "2002 Executive Incentive Share Compensation Plan", $1,158 in income imputed for term life insurance premiums, $4,298 paid to a defined contribution retirement plan and $3,820 paid to a share purchase plan.

STOCK OPTION GRANTS

     During the fiscal year ended January 1, 2005, options to purchase a total of 1,538,750 common shares were granted to employees and directors. The following table provides a summary of grants in 2004 of options to purchase common shares under the Restated 1986 Common Share Option Plan, as amended, to each of the named executive officers. The amounts in the columns headed "5%" and "10%" represent hypothetical gains that could be achieved if the options were to be exercised at the end of the option term. The gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates on which the respective options were granted to their respective expiration dates. The dollar amounts in the table below are in Canadian dollars because the exercise price of the options is in Canadian dollars.

                            OPTIONS GRANTED IN 2004

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                                                    MARKET VALUE OF
                                                   % OF TOTAL                         SECURITIES
                                                    OPTIONS                           UNDERLYING
                                   SECURITIES      GRANTED TO      EXERCISE OR      OPTIONS ON THE
                                  UNDER OPTIONS   EMPLOYEES IN      BASE PRICE       DATE OF GRANT      EXPIRATION
                                  GRANTED(1)(#)   FISCAL YEAR     (C$/SECURITY)      (C$/SECURITY)         DATE
--------------------------------------------------------------------------------------------------------------------
  John K. Sheppard                   400,000           26%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  Frank E. Weise III                 250,000           16%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  Mark Benadiba                       50,000            3%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  Raymond P. Silcock                  55,000            4%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  Mark R. Halperin                    40,000            3%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  Colin D. Walker                     40,000            3%             41.14             41.14        April 27, 2011
--------------------------------------------------------------------------------------------------------------------
  TOTAL                              835,000           54%
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------  ----------------------
--------------------------------  ----------------------
                                   POTENTIAL REALIZABLE
                                     VALUE AT ASSUMED
                                     ANNUAL RATES OF
                                       STOCK PRICE
                                     APPRECIATION FOR
                                     OPTION TERM(C$)
                                    5%(2)       10%(2)
---------------------------------------------------------
  John K. Sheppard                6,699,245   15,612,089
---------------------------------------------------------
  Frank E. Weise III              4,187,028    9,757,555
---------------------------------------------------------
  Mark Benadiba                     837,406    1,951,511
---------------------------------------------------------
  Raymond P. Silcock                921,146    2,146,662
---------------------------------------------------------
  Mark R. Halperin                  669,924    1,561,209
---------------------------------------------------------
  Colin D. Walker                   669,924    1,561,209
---------------------------------------------------------
  TOTAL
---------------------------------------------------------
---------------------------------------------------------

(1) Subject to the terms of the Option Plan, these options, unless otherwise expressly indicated, have a seven year term and are exercisable (on a cumulative basis) as to 30% of the optioned shares on or after the first anniversary of the date of the grant, 30% of the optioned shares on or after the second anniversary of the date of the grant and 40% of the optioned shares on or after the third anniversary of the date of the grant.

(2) The 5% and 10% values for Mr. Sheppard converted to US$ as of April 27, 2004 at the rate of $1.3503 would be $4,961,301 and $11,561,941, respectively. The 5% and 10% values for Mr. Weise converted to US$ as of April 27, 2004 at the rate of $1.3503 would be $3,100,813 and $7,226,213, respectively. The 5% and 10% values for Mr. Benadiba converted to US$ as of April 27, 2004 at the rate of $1.3503 would be $620,163 and $1,445,243, respectively. The 5% and 10% values for Mr. Silcock converted to US$ as of April 27, 2004 at the rate of $1.3503 would be $682,179 and $1,589,767, respectively. The 5% and 10% values for Messrs. Halperin and Walker converted to US$ as of April 27, 2004 at the rate of $1.3503 would be $496,130 and $1,156,194, respectively.

OPTIONS EXERCISED

     The following table provides a summary of the exercise of options by each of those named executive officers during the year ended January 1, 2005 and the number and value of unexercised options on an aggregated basis as at such date.

                           AGGREGATE OPTION EXERCISES

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                                                   VALUE OF
                                                                                                 UNEXERCISED
                                                                          UNEXERCISED            IN-THE-MONEY
                                    SECURITIES                             OPTIONS AT             OPTIONS AT
                                     ACQUIRED          AGGREGATE        JANUARY 1, 2005        JANUARY 1, 2005
                                        ON               VALUE            EXERCISABLE/           EXERCISABLE/
NAME                                EXERCISE(#)     REALIZED(C$)(1)     UNEXERCISABLE(#)     UNEXERCISABLE(2)(C$)
-----------------------------------------------------------------------------------------------------------------
  John K. Sheppard                         --                 --       165,000/ 560,000            785,700/0
-----------------------------------------------------------------------------------------------------------------
  Frank E. Weise III                  300,000          7,662,600       450,000/ 250,000          3,606,000/0
-----------------------------------------------------------------------------------------------------------------
  Mark Benadiba                        36,000            445,680        39,000/ 109,000            298,320/0
-----------------------------------------------------------------------------------------------------------------
  Raymond P. Silcock                   50,000          1,825,997       112,500/ 117,500            745,800/0
-----------------------------------------------------------------------------------------------------------------
  Mark R. Halperin                     80,500          2,682,825        66,000/  88,000            298,320/0
-----------------------------------------------------------------------------------------------------------------
  Colin D. Walker                      45,000          1,010,800        99,000/  81,000            745,800/0
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) The aggregate value realized for securities acquired on exercise by Messrs. Weise, Benadiba, Silcock, Halperin, and Walker, converted to US$ at the closing rate on the day of exercise, was $5,634,295, $323,653, $1,328,413, $1,951,755 and $826,834, respectively.

(2) The value of exercisable options held by Messrs. Sheppard, Weise, Benadiba, Silcock, Halperin and Walker converted to US$ as of January 1, 2005 at the rate of $1.2989 would be $604,910, $2,776,259, $229,677, $574,191, $229,677 and $574,191, respectively.

EXECUTIVE OFFICERS

     For information with respect to identification of executive officers, see "Executive Officers of Cott" in Part I of our 2005 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 and with all applicable Canadian securities authorities.

                             EMPLOYMENT AGREEMENTS

     John K. Sheppard, Mark Benadiba, Raymond P. Silcock, Mark R. Halperin and Colin D. Walker have individual contracts of employment for an unspecified term, which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2004. Each of these agreements provides for:

     - the payment of bonuses consistent with market and industry standards from time to time and which are based upon the achievement of agreed upon criteria established from time to time by the Human Resources and Compensation Committee, and

     -  customary allowances and perquisites.

     Each of the named executive officers participates in both short-term and long-term incentive programs that we provide. The level of participation is determined by our Human Resources and Compensation Committee and varies by named executive officer.

     If we terminate Mr. Sheppard's employment for any reason other than for just cause, disability or death or if Mr. Sheppard terminates his employment for good reason (which includes a reduction in salary or benefits, a relocation of his principal place of business in certain instances, or a material diminution in his duties), he will receive a severance payment equal to the aggregate of:

     -  24 months of base salary and base bonus,

     -  a pro rated bonus for the year in which the termination occurs, and

     - the amount contributed to the executive investment share purchase plan on his behalf for the year immediately preceding the termination, and subject to the terms of our benefit plans in existence from time to time we will continue all group insurance benefits for a period of up to 24 months following the termination date (unless he finds alternate employment that provides comparable benefits). In addition, if Mr. Sheppard's employment is terminated for any reason (other than just cause or his voluntary resignation other than for good reason prior to his 55th birthday), beginning on the later of the date of the termination or Mr. Sheppard's 55th birthday, Mr. Sheppard and his spouse (as long as either of them live) and his daughter (until her 21st birthday) will be entitled to health insurance benefits (medical, dental, and vision care, including prescriptions) to the level provided for in Mr. Sheppard's employment agreement.

     If, following a change of control, Mr. Sheppard's employment is (i) terminated by us other than for just cause, or is deemed terminated, or (ii) Mr. Sheppard terminates his employment for good reason, he shall be entitled to receive a payment equal to:

     -  36 months of his base salary,

     - 36 months of bonuses, based on the average of the bonuses paid to him over the prior two years (or for any termination of employment prior to January 1, 2006, based upon certain target bonus amounts), and

     - 36 months of past contributions to the executive investment share purchase plan made on Mr. Sheppard's behalf (such contributions to be calculated, for any termination of employment prior to January 1, 2006 as $600,000 per year and for any termination thereafter as the average contributions to such plan made on Mr. Sheppard's behalf for the prior two years).

     In addition, Mr. Sheppard shall be entitled to a continuation of his benefits, as discussed above. All unvested options and other amounts, benefits or entitlements under Mr. Sheppard's employment agreement vest immediately upon a change of control.

     A "change of control" means any person or group of persons acquiring more than 50% of our outstanding voting shares, a sale by us of all or substantially all of our undertakings and assets or the voluntary liquidation, dissolution or winding-up of Cott.

     If we terminate Mr. Benadiba's employment without cause, other than by reason of his death prior to July 6, 2006 (the "window period"), he is entitled to receive the aggregate of:

     - two times his base salary paid to him plus two times the cash value of benefits and perquisites during the most recently completed 12 months, and

     -  two times the greater of:

       - his target base bonus at the date of termination or deemed termination, and

       -  C$500,000.

     If Mr. Benadiba voluntarily terminates his employment prior to the end of the window period (other than in the case of a deemed termination), he is entitled to the aggregate of:

     - his base salary paid to him plus the cash value of benefits and perquisites during the most recently completed 12 months, and

     -  the greater of:

       - his target base bonus at the date of termination or deemed termination, and

       -  C$500,000.

     If we terminate Mr. Silcock's employment for any reason other than just cause, he will receive a severance payment equal to 24 months' base salary, bonus, car allowance and benefits, excluding short and long term disability and out of country benefits.

     If we terminate Mr. Halperin's employment for any reason other than just cause, he will receive a severance payment equal to 24 months' base salary, bonus, car allowance and benefits, excluding short and long term disability and out of country benefits.

     If we terminate Mr. Walker's employment for any reason other than just cause, he will receive a severance payment equal to 24 months' base salary, bonus, car allowance and benefits, excluding short and long term disability and out of country benefits.

     Messrs. Sheppard, Silcock, Halperin and Walker have each agreed to a restrictive covenant which generally limits their ability to compete with us in Canada, the United States and the United Kingdom (or in the case of Mr. Sheppard in any countries in which we conduct business) during the term of their employment and for a period of 24 months following the termination of their employment (regardless of the cause of the termination).

     As stated earlier, Mr. Weise resigned as our chief executive officer on August 31, 2004. Pursuant to an employment agreement with Mr. Weise that was effective while he was our chief executive officer, we are responsible for the cost of health insurance benefits (medical, dental, and vision care, including prescriptions) for Mr. Weise and his spouse, for as long as either of them shall live, equal to the greater of health insurance benefits provided from time to time to our chief executive officer (or other highest paid officer if there is no chief executive officer) and the health insurance benefits received by Mr. Weise immediately prior to the termination of his employment.

                        REPORT ON EXECUTIVE COMPENSATION

HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee is responsible for reviewing, developing and recommending to the board the appropriate management compensation policies, programs and levels. The committee develops performance objectives in conjunction with the chief executive officer and assesses the performance of the chief executive officer and reviews the performance of the other senior executive officers at least annually in relation to these objectives.

     The committee is ultimately responsible for determining the level and nature of Cott's executive compensation. The committee has access, at Cott's expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations. The committee believes that the compensation policies and programs as outlined below ensure that levels of executive compensation truly reflect Cott's performance, thereby serving the best interests of Cott's shareowners.

COMPENSATION PRINCIPLES

     Cott is committed to the philosophy of partnership and to sharing the benefits of success with those who help Cott grow. Cott's strength and ability to sustain growth is based on an organization that perceives people as its single most important asset. The committee's goal is to provide sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team to lead Cott in the achievement of both its short and long-term performance goals. The committee believes that compensation significantly based on performance is more likely to enhance Cott's financial success, which leads to the improvement of shareowner value. With these goals in mind, Cott has adopted an annual bonus plan, an employee share option plan, an employee share purchase savings plan and an executive investment share purchase plan to:

     -  increase the risk/reward ratio of Cott's executive compensation program,

     -  focus management on long-term strategic issues, and

     - align management's interests with those of Cott's shareowners in the sustained growth of shareowner value.

COMPENSATION ELEMENTS AND DETERMINATION PROCESS

     Compensation for executive officers, including the chief executive officer, consists of a base salary, opportunities for bonus cash compensation, and long-term compensation in the form of stock options, the share purchase savings plan and the executive investment share purchase plan. As set out under "Employment Agreements" each of the named executive officers has a written agreement. The committee's role is to determine what adjustments to base salary, the amount of bonus, performance targets for performance-based compensation, and the appropriate level and targets for other compensation, if any, would be appropriate for the executives. The committee negotiated and approved the arrangement with Mr. Sheppard in connection with his appointment as Chief Executive Officer effective in September 2004. Management negotiates, and the committee approves, arrangements with each of Cott's other named executive officers.

     In reviewing and determining executive compensation, the committee examines each component individually as well as total compensation as a whole. The committee determines each executive officer's compensation with reference to relevant industry norms, experience, past performance, level of responsibility and personal requirements and expectations. The committee reviews salary levels periodically and may make adjustments, if warranted, after an evaluation of executive and company performance, salary increase trends in our geographic marketplace, current salary competitive positioning, and any increase in responsibilities assumed by the executive. The committee has, from time to time, considered the advice of independent consultants with respect to compensation matters. In appropriate circumstances, the committee may augment cash compensation with the payment of bonuses to more closely align an individual's overall compensation with his or her performance, or the profitability of the business unit for which the individual is accountable. The committee may determine bonuses and levels of other compensation using overall corporate or business segment performance targets. The committee sets performance objectives and target levels on an annual basis, and assesses executives against these targets in determining their overall compensation.

     In supporting the philosophy of linking executives and officers and shareowners, the committee has established certain required minimum holding levels of Cott's common shares for executives and officers. These levels are to be met by the later of December 31, 2005 and three years after the executive became a member of management. All of the named officers currently comply with these requirements or it is anticipated that they will comply within the timeline provided. The minimum holding levels that the committee requires are:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
POSITION                                                        SALARY MULTIPLE
-------------------------------------------------------------------------------
  Chief Executive Officer                                          5X
-------------------------------------------------------------------------------
  Executive Vice Presidents, Senior Vice Presidents                3X
-------------------------------------------------------------------------------
  Other officers and vice presidents of Cott and its
     subsidiaries                                               1 1/2X - 2X
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

LONG-TERM INCENTIVES

     The Human Resources and Compensation Committee considers long-term incentives to be an essential component of executive compensation so that a proper balance exists between short and long-term considerations and enhancing shareowner value. There are several components to Cott's long-term incentive program. The committee considers the level of each executive's participation in the program by assessing his or her current level of participation and, in light of that participation, the extent to which further participation will assist in achieving the goals of the program.

  OPTION PLAN

     The board of directors and the committee believe that the grant of equity incentives is one component of an overall compensation plan and is standard and expected in Cott's industry. The directors and the committee believe that awards under the plan play an important part in enabling Cott to attract, retain and motivate employees in the extremely competitive industry in which Cott operates. To that end, Cott maintains a stock option plan that is administered by the committee.

     ADMINISTRATION

     The committee administers the Option Plan and has the power and authority to construe and interpret the Option Plan and any awards made under the Option Plan. The committee determines who is eligible to participate in the Option Plan, the number of common shares for which options are granted, the date of grant of options and the vesting period for each option. The board of directors may amend the Option Plan at any time provided that shareowner and regulatory or stock exchange approval of the amendments, if required, is received prior to the issuance of options under the amended Option Plan.

     OPTION AWARDS

     The grant of options and the issuance of shares under the Option Plan are subject to the following limitations:

        - the number of common shares subject to outstanding options may not exceed 15% of the common shares outstanding on the date of grant of the option;

        - the aggregate number of common shares which may be issued to any one person pursuant to options granted under the Option Plan and any other share compensation arrangement shall not exceed 5% of the aggregate number of common shares outstanding on the date of grant;

        - the aggregate number of common shares which may be issued to directors who are not also officers or employees shall not exceed 0.5% of the aggregate number of common shares outstanding on the date of the grant;

        - the aggregate number of common shares which may be issued, within a one year period, pursuant to options granted under the Option Plan and any other share compensation arrangement (A) to insiders, shall not exceed 10% of the aggregate number of common shares outstanding on the date of grant, and (B) to any one insider, together with such insider's associates, shall not exceed 5% of the aggregate number of common shares outstanding on the date of grant, excluding, in each case, common shares issued pursuant to share compensation arrangements over the preceding one year period.

     Options to acquire common shares are granted at the closing price on the Toronto Stock Exchange on the last trading day preceding the date of grant (other than options granted to U.S. participants who own more than 10% of our total combined voting power, which are granted at 110% of the Toronto Stock Exchange closing price). Options are nontransferable and have a term of not more than ten years. If a participant ceases to be a director, officer, employee or service provider, all vested unexercised options awarded to such participant will expire on the earliest of:

        -  the expiry date of such options;

        - 60 days following the date the participant ceases to be a director, officer, employee or service provider (the "termination date"), or in the event of the death of a participant, 365 days following the date of the death of such participant; and

        - three years from the date of total and permanent disability or the retirement of a participant.

     All unvested options held by a participant will be forfeited on the date the participant ceases to be a director, officer, employee or service provider for reasons other than death, and all unvested options will fully vest upon the death of a participant. In addition, all unvested options held by participants will fully vest in the case of:

        - a consolidation, merger or amalgamation of Cott with any other corporation following which Cott's voting shareowners hold less than 50% of the voting shares of the surviving entity;

        - a sale of all (or substantially all) of Cott's undertakings and assets; or

        - a proposal made in connection with Cott's liquidation, dissolution, or winding-up.

     If the number of outstanding shares is materially affected as a result of Cott's merger with another entity, or as a result of a rights offering or a reclassification, consolidation or subdivision of shares, participants will be entitled to receive the same consideration paid to the holders of shares in connection with the amalgamation, merger, rights offering, reclassification, consolidation or subdivision, as if they had exercised their options immediately prior to such event. Also, participants will have the right to exercise all vested and unvested options held by them if a take-over bid is made with a per-share offer price greater than (or equal to) their option exercise price, provided the take-over bid permits tendering by notice of guaranteed delivery. Any such exercise will be conditioned upon completion of the take-over bid.

     At February 28, 2005, there were approximately 173 holders of options under the Option Plan and approximately 3,236 people (being all of Cott's directors, officers and employees, as well as certain service providers) were eligible to participate in the Option Plan. The market value of common shares underlying options outstanding as of February 28, 2005 was $100,669,488.

  EXECUTIVE INVESTMENT SHARE PURCHASE PLAN

     Cott has adopted an Executive Investment Share Purchase Plan for the purpose of retaining and rewarding those of Cott's officers and senior management employees as are designated by the committee each year and who exceed certain pre-determined annual performance objectives. This plan replaced the former Executive Incentive Share Compensation Plan. Under this plan, Cott contributes an amount, determined by the committee, in cash to an independent trust. The trust uses the contributed funds to purchase Cott's common shares on the open market on behalf of participants in the plan who exceed the annual performance objectives determined by the committee. Once purchased, the trustee will allocate, when directed by the committee, the number of common shares acquired on behalf of each participant based upon the amount contributed to the trust on behalf of each participant for that particular year. Generally, common shares in the trust will vest over a period of three years in favour of those participants for whom the amount was originally contributed (30% on the anniversary of the first day of the fiscal year after the grant for each of the two years immediately following the year in which common shares were purchased and 40% on the anniversary of the first day of the fiscal year after the grant for the third year following the year in which the shares were purchased).

     The maximum number of common shares that can be purchased under the plan in any year is, for the first fiscal year in which the plan was in effect, not more than 0.5% of the total number of common shares outstanding on the first day of that fiscal year and, for each subsequent fiscal year, the maximum number of common shares for the preceding year plus 0.5% of the total number of common shares outstanding on the first day of the fiscal year.

     No shares are issued from treasury but are instead purchased on the open market so that the plan is not dilutive to shareowners.

     Cott has contributed approximately C$577,589 to the plan in respect of 2004 for the benefit of 31 participants in the plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Prior to September, 2004, Frank E. Weise III was Cott's chief executive officer. Mr. Weise's base salary as chief executive officer under his employment agreement was $425,000 in 2004, however pursuant to an agreement between Cott and Mr. Weise, Mr. Weise agreed to receive a base salary of $1.00. Mr. Weise suggested that the board consider establishing a scholarship fund in his and his wife's name. This scholarship fund was established last year. The cash bonus paid to Mr. Weise reflects the achievement of the applicable performance targets for a portion of the year prior to September 2004, as established by the committee. Mr. Sheppard assumed the position of chief executive officer effective September 1, 2004. Mr. Sheppard's base salary as chief executive officer in 2004 was based on an annual salary of $550,000, which began on September 1, 2004. The cash bonus paid to Mr. Sheppard reflects the achievement of the applicable performance targets for the full year, as established by the committee. The committee has targeted Mr. Sheppard's total compensation, including base salary, bonuses and stock options at a level it believes is competitive with the amount paid by companies in the beverage industry and other similar industries.

     The committee annually reviews with the chief executive officer his objectives for the upcoming year. In reviewing such objectives, the committee determines the structure of the chief executive officer's bonus plan. As part of its determination of bonus targets, the committee considers Cott's strategic plan as well as the chief executive officer's personal objectives. The committee sets targets for the chief executive officer to achieve within the framework of Cott's bonus plan. Both a target for achievement as well as a "stretch" target are set. For fiscal 2004, the committee considered what objectives would best drive Cott's results and shareowner value and in its view earnings per share was the most effective means of achieving those goals. Accordingly, the committee determined that the objectives for each of Mr. Weise and Mr. Sheppard as chief executive officer would be based on Cott's earnings per share.

Submitted by the Human Resources and Compensation Committee.

SERGE GOUIN, CHAIRMAN
BETTY JANE HESS
CHRISTINE A. MAGEE

                      SHAREOWNER RETURN PERFORMANCE GRAPH

     The following graph shows changes over our past five fiscal years in the value of C$100, assuming reinvestment of dividends, invested in: (1) our common shares; (2) the Toronto Stock Exchange's S&P/TSX Composite Index; and (3) a peer group of publicly traded companies in the bottling industry comprised of Coca-Cola Enterprises Inc., Coca-Cola Bottling Co. Consolidated, National Beverage Corp., Pepsi Bottling Group and PepsiAmericas. The closing price of Cott's common shares as of December 31, 2004 on the Toronto Stock Exchange was C$29.68 and on the New York Stock Exchange was $24.73.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
DATE                                 DEC-99         DEC-00         DEC-01         DEC-02         JAN-04         DEC-04
--------------------------------------------------------------------------------------------------------------------------
  Cott Common Shares                    100         149.35         327.27         360.26         473.12         385.45
--------------------------------------------------------------------------------------------------------------------------
  TSX/S&P Composite Index               100         107.41          93.91          82.23         104.20         119.29
--------------------------------------------------------------------------------------------------------------------------
  Peer Group                            100         126.15         134.20         146.83         149.19         158.83
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                           COMPENSATION OF DIRECTORS

     The lead independent director receives an annual retainer of C$100,000. The other outside directors receive meeting fees in addition to their annual retainers as set out below, except for Mr. Weise. Pursuant to a letter agreement between us and Mr. Weise, Mr. Weise receives an annual fee of $250,000 to serve as the chairman of our board. Under the letter agreement, we have agreed to submit Mr. Weise for election to the board at each annual meeting of our shareowners and to recommend to the board and any appropriate committee that he continue as chairman provided that (1) Mr. Weise is not disqualified by applicable law from acting as a director, (2) he is not in breach of the letter agreement, (3) he was elected to the board by the shareowners at the most recent meeting held for this purpose, and (4) we have not otherwise determined that it is not in our best interest to make such submissions or recommendations. The letter agreement will terminate on the earlier of (1) the date on which our shareowners do not elect Mr. Weise as a director; (ii) our directors (or any applicable committee) fail to appoint Mr. Weise as chairman of our board; and
(iii) upon receipt of 120 days notice by either us or Mr. Weise that such party intends to terminate the letter agreement. Mr. Sheppard is a management director and as such does not receive directors' fees.

     U.S. resident directors receive their applicable fees and retainers in the US dollar amounts found in the table below, while Canadian resident directors receive their applicable fees and retainers in the Canadian dollar amounts set forth below.

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                                                                  C$         US$
------------------------------------------------------------------------------------
  Director retainer                                             32,000      20,000
------------------------------------------------------------------------------------
  Committee chair retainer                                       4,000       2,500
------------------------------------------------------------------------------------
  Committee membership retainer                                  3,200       2,000
------------------------------------------------------------------------------------
  Board meeting fee (in person)                                  1,600       1,000
------------------------------------------------------------------------------------
  Board meeting fee (by telephone)                                 800         500
------------------------------------------------------------------------------------
  Committee chair meeting fee (in person)                        1,600       1,000
------------------------------------------------------------------------------------
  Committee meeting fee (in person)                              1,200         750
------------------------------------------------------------------------------------
  Committee meeting fee (by telephone or in conjunction with
     a board of directors meeting)                                 600(1)      375
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(1) Chair of the committee receives C$800 (US$500) when attending a committee meeting conducted by phone or in conjunction with a board of directors meeting.

     Directors are reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance. Directors are required to own personally at least C$50,000 worth of our common shares, which must be acquired within three years of joining the board or by December 2006, whichever is later. The shares may be acquired through our Share Plan for Non-Employee Directors.

     Our Share Plan for Non-Employee Directors allows directors who are neither our employees nor our full-time officers to elect to receive their fees in the form of our common shares. Fees that would otherwise be payable to directors who elect to participate in the plan are paid to a third party trustee who uses the funds to purchase shares on the open market. The trustee allocates the number of shares attributable to each participant based on the amount of fees contributed in respect of that participant. A participant may only receive the shares purchased under the plan (or direct the trustee to sell the shares purchased on his or her behalf and receive the proceeds from the sale of such shares) upon ceasing to be a director. No shares are issued from treasury in connection with this plan and it is not dilutive to shareowners.

                      EQUITY COMPENSATION PLAN INFORMATION

     Set out below is information, as of January 1, 2005, about the only equity compensation plan under which we may issue our common shares from treasury.

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                                                   NUMBER OF COMMON
                                                                                   SHARES REMAINING
                                                                                 AVAILABLE FOR FUTURE
                                 NUMBER OF COMMON                                ISSUANCE UNDER EQUITY
                               SHARES TO BE ISSUED      WEIGHTED-AVERAGE          COMPENSATION PLANS
                                 UPON EXERCISE OF       EXERCISE PRICE OF        (EXCLUDING SECURITIES
                               OUTSTANDING OPTIONS     OUTSTANDING OPTIONS     REFLECTED IN COLUMN (A))
PLAN CATEGORY                          (A)                     (B)                        (C)
---------------------------------------------------------------------------------------------------------
  Cott Corporation 1986
  Common Share Option Plan,
  as amended(1)                     4,205,965                C$30.90                   1,764,696
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) As this plan was adopted prior to our initial public offering it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners. The material terms of the Option Plan are summarized in "Report on Executive Compensation -- Long-Term Incentives -- Option Plan."

                        DIRECTORS AND OFFICERS INSURANCE

     We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $35,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $1,500,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $847,800, including sales taxes, is paid by us.

                              CORPORATE GOVERNANCE

GENERAL

     The Toronto Stock Exchange has issued guidelines for effective corporate governance and requires listed companies annually to disclose their corporate governance practices. The guidelines address matters such as the composition, role and independence of corporate boards, their committees and the effectiveness and education of their members. Our board of directors is committed to instituting and maintaining corporate governance practices for the effective and prudent operation of Cott and for enhancing shareowner value. We believe that our governance practices meet the Toronto Stock Exchange guidelines.

BOARD AND MANAGEMENT ROLES

     The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

     -  the adoption of a strategic planning process,

     - the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

     -  succession planning and monitoring of senior management,

     - ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

     - the integrity of our internal control and management information systems.

     All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year management prepares a statement of objectives, plans, performance standards and policies. This statement is submitted to the board of directors for its review and approval prior to implementation.

     To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

ALLOCATION OF RESPONSIBILITY BETWEEN THE BOARD AND MANAGEMENT

     There is no specific mandate for the board. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the chief executive officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare on behalf of management a written statement of management's objectives, plans, standards of performance and policies. This report is reviewed and approved annually by both the Human Resources and Compensation Committee and the entire board. Additionally, we have established a lead independent director role.

BOARD'S EXPECTATIONS OF MANAGEMENT

     The board expects management to pursue the following objectives:

     - produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management's opinion, have material consequences for us and our shareowners and other stakeholders,

     - act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

     - apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

     - develop and implement a strategic plan in light of trends in the market, and

     -  promote high ethical standards and practices in conducting our business.

SHAREOWNER COMMUNICATIONS

     We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners are invited to communicate with any of our directors, including the lead independent director, by sending a letter to the attention of the director, c/o the Secretary of Cott, 207 Queen's Quay West, Suite 340, Toronto, Ontario M5J 1A7. The letter should indicate that you are a Cott shareowner. Unless the letter is primarily commercial in nature or if it relates to an improper or irrelevant topic, the Secretary or his designee will:

     - forward it to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our lead independent director), or

     - attempt to have management respond directly, for example where a shareowner requests information about Cott or a share-related matter.

     All communications not forwarded to the directors will be summarized for the directors and made available to the directors upon their request.

     At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.

COMPOSITION OF THE BOARD

     The Toronto Stock Exchange guidelines recommend that a majority of the directors be "unrelated". According to these guidelines, an "unrelated" director is one who is independent of management and free from any interest in any business or other relationship that could, or could reasonably be perceived to, materially interfere with his or her ability to act with a view to our best interests, other than interests and relationships arising from shareholding. The guidelines also recommend that the board should include a number of directors who do not have interests in or relationships with either us or any of our significant shareowners and that fairly reflect the investment in us by shareowners other than any significant shareowner. The board believes that it is appropriately constituted to meet the Toronto Stock Exchange guidelines.

     Our articles permit a minimum of three and a maximum of 15 directors. There are eleven nominees for election to the board, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

     Board members are encouraged to attend each annual meeting of shareowners. Last year 10 of the then 12 directors attended the annual meeting.

INDEPENDENCE OF THE BOARD

     Mr. Weise is the chairman of our board. Mr. Gouin, an unrelated, independent director, serves as our lead independent director and presides at meetings of non-management directors.

     At all meetings of the board and committees of the board, any outside board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The outside directors meet independently of management as part of each regularly scheduled quarterly meeting of the board.

     The Toronto Stock Exchange guidelines suggest that every board should have in place appropriate structures and procedures to ensure that it can function independently of management. Each of the Human Resources and Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised of entirely unrelated, independent directors, which helps the board to function independent of management. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the New York Stock Exchange. See "Certain Relationships and Related Transactions".

BOARD COMMITTEES

  HUMAN RESOURCES AND COMPENSATION COMMITTEE

Members -- Serge Gouin (Chair), Betty Jane Hess, Christine A. Magee

     The board has determined that each member of the committee is an unrelated outside director who is independent within the meaning of the rules of the New York Stock Exchange. See "Certain Relationships and Related Transactions". The committee's mandate includes:

     - reviewing, approving and, where appropriate, recommending compensation levels for our senior officers and directors, including our chief executive officer,

     - reviewing and approving incentive compensation to be allocated to our employees, including senior officers, and

     - reviewing and recommending the remuneration to be paid to members of the board.

     The committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the chief executive officer and our senior officers has been developed. The committee met 7 times in 2004.

  CORPORATE GOVERNANCE COMMITTEE

Members -- Colin Adair, Serge Gouin (Chair), Philip B. Livingston

     The board has determined that each member of this committee is an unrelated outside director who is independent within the meaning of the rules of the New York Stock Exchange. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

     - reviewing and recommending changes to the mandates of the board committees,

     - ensuring compliance with the guidelines, rules and requirements that are applicable to us,

     - identifying and recommending the nomination of new members to the board and its committees and identifying and proposing to the board nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

     - ensuring that management develops, implements and maintains (a) appropriate orientation and education programs for directors and (b) a continuing education policy designed to foster a more extensive knowledge of the business on the part of the board,

     - monitoring and assessing the individual and collective effectiveness of the board and its committees,

     - monitoring the quality of relationship between management and the board and recommending any areas for improvement,

     - reviewing and assessing annually our Corporate Governance Guidelines, and

     - reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code.

     In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

     - each director should be an individual of the highest character and integrity,

     - each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

     - each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

     - each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

     - whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

     - whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

     The committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Secretary at our executive office and include:

     - a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

     -  the name and contact information for the candidate,

     -  a statement of the candidate's business and educational experience,

     - information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

     - a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

     - detailed information about any relationship or understanding between the writer and the proposed candidate, and

     - a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

     The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board. In 2004, we engaged an outside advisor to assist in identifying potential candidates to the board and with the assistance of that advisor the Corporate Governance Committee recommended Ms. Betty Jane Hess and Mr. Andrew Prozes to the board. The advisor worked jointly with the Corporate Governance Committee to identify, interview and check the references for potential candidates. Ms. Hess joined our board after a successful business career at Arrow Electronics, Inc. where she rose to the position of Senior Vice President, Worldwide Operations. Ms. Hess's operational knowledge, in addition to her prior board experience, will supplement the strengths of our other board members. Mr. Prozes joined our board in January 2005. He is currently the chief executive officer of LexisNexis Group. His international experience as well as his experience as an operating chief executive officer for a multinational company is expected to add significant value, making him an important resource to our board and management.

     The Corporate Governance Committee met 4 times in 2004.

  AUDIT COMMITTEE

Members -- W. John Bennett, Philip B. Livingston (Chair), Andrew Prozes

     The Audit Committee reports directly to the board. Each member is an unrelated outside director and has been determined by the board to be independent within the meaning of the rules of the New York Stock Exchange.

     The committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditors' qualifications and independence, the performance of our internal auditors and independent auditors and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See "Auditors -- Audit Committee Report".

     The committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and updated in March, 2004. As required by the New York Stock Exchange rules, the board has determined that each member of the committee is financially literate and that Mr. Livingston qualifies as an "audit committee financial expert" within the meaning of the rules of the U.S. Securities and Exchange Commission. The committee met 8 times in 2004.

                                    AUDITORS

APPOINTMENT OF AUDITORS

     At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our auditors for the next year. A majority of the votes cast must be in favour of this resolution in order for it to be approved.

PRINCIPAL ACCOUNTANT'S FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for fiscal 2004 and 2003 were as follows:

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                                      FISCAL YEAR
                                                             -----------------------------
                                                                  2004           2003
------------------------------------------------------------------------------------------
  Audit Fees (including out-of-pocket expenses)                $1,835,178     $1,078,633
------------------------------------------------------------------------------------------
  Audit-Related Fees                                              119,000         90,360
------------------------------------------------------------------------------------------
  Tax Fees                                                         81,382        175,947
------------------------------------------------------------------------------------------
  All Other Fees                                                       --             --
------------------------------------------------------------------------------------------
  Total                                                        $2,035,560     $1,344,940
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

AUDIT FEES

     Audit fees are those for services related to the audit of our annual financial statements for the 2004 and 2003 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years. For fiscal 2004, audit fees included $0.8 million in fees for audit services related to our compliance with section 404 of the Sarbanes-Oxley Act regarding our internal control over financial reporting.

AUDIT-RELATED FEES

     Audit-related fees for the 2004 and 2003 fiscal years consisted primarily of consultation on various matters and translation of financial documents.

TAX FEES

     Tax fees in fiscal 2004 and 2003 consisted of tax compliance services and advice.

PRE-APPROVAL POLICIES AND PROCEDURES

     In engaging our independent auditor, the Audit Committee considers the following guidelines:

     - For audit services, the independent auditor is to provide the committee with an engagement letter during the last quarter of each fiscal year outlining the scope of the audit services proposed to be performed in the next fiscal year. If agreed to by the committee, this engagement letter will be formally accepted by the committee. The independent auditor is to submit an audit services fee proposal for approval by the committee.

     - For non-audit services, management will periodically submit to the committee for approval in advance a description of particular non-audit services that it is recommending be provided by the independent auditor. Management and the independent auditor will each confirm to the committee that each proposed non-audit service is permissible under applicable legal requirements. The committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

     - If management proposes that the committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the committee pursuant to the process outlined above, management will submit the request to the committee. Our management and the independent auditor will each confirm to the committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

     Any amendment or modification to an approved permissible non-audit service must be approved by the committee or the chair of the committee prior to the engagement of the auditors to perform the service.

     All of our audit related fees and tax fees in 2004 were pre-approved by the Audit Committee in 2004. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor's independence.

     One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management Cott's audited financial statements and Management's Report on Internal Control over Financial Reporting.

     The committee reviewed with the independent auditor their judgment as to the quality, not just the acceptability, of Cott's accounting principles and such other matters as the committee and the auditors are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees", as amended by Statement of Auditing Standards No. 90, "Audit Committee Communications". The committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott's financial statements and how these policies were applied to the financial statements.

     The audit committee received the written disclosures and the letter from the auditor required by the Independence Standards Board Standard No. 1. The committee discussed with the auditors the auditor's independence from Cott and management, including the matters that are required to be disclosed in writing by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     Based on the foregoing reviews and discussions, the committee recommended to the board of directors that the audited financial statements and Management's Report on Internal Control over Financial Reporting be included in Cott's annual report on Form 10-K for the year ended January 1, 2005 for filing with the U.S. Securities and Exchange Commission.

PHILIP LIVINGSTON, CHAIRMAN
W. JOHN BENNETT
ANDREW PROZES

                             ADDITIONAL INFORMATION

INFORMATION ABOUT COTT

     Upon request to the Secretary you may obtain a copy of our annual report on Form 10-K for the fiscal year ended January 1, 2005, our 2004 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

     In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Human Resources and Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to the Secretary.

APPROVAL

     The board of directors of Cott has approved the contents and sending of this proxy circular.

                                                /s/ Mark R. Halperin
                                         (Signed) MARK R. HALPERIN
                                             Senior Vice President,
                                             General Counsel & Secretary

March 22, 2005

[COTT LOGO]

COTT CORPORATION

207 Queen's Quay West,
Suite 340
Toronto, Ontario
M5J 1A7 Canada
www.cott.com

[COTT LOGO]                                                 [COMPUTERSHARE LOGO]

                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com

                                                SECURITY CLASS

                                                HOLDER ACCOUNT NUMBER


FORM OF PROXY - ANNUAL MEETING OF COTT CORPORATION TO BE HELD ON APRIL 21, 2005.

THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.

NOTES TO PROXY

1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE HOLDER, HOWEVER, IF YOU DO NOT SPECIFY HOW TO VOTE IN RESPECT OF ANY MATTER, YOUR PROXYHOLDER IS ENTITLED TO VOTE YOUR SHARES AS HE OR SHE SEES FIT. IF THIS PROXY DOES NOT SPECIFY HOW TO VOTE ON A MATTER, AND IF YOU HAVE AUTHORIZED A DIRECTOR OR OFFICER OF COTT CORPORATION TO ACT AS YOUR PROXYHOLDER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT. IN PARTICULAR, IF YOUR PROXY DOES NOT SPECIFY HOW TO VOTE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN RESOLUTION NUMBER 1. ELECTION OF DIRECTORS AND FOR THE APPOINTMENT OF THE AUDITORS SET OUT IN RESOLUTION NUMBER 2. APPOINTMENT OF AUDITORS.

6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and at any continuation of the Meeting after an adjournment thereof.

Proxies submitted must be received by 4:30 p.m., Eastern Time, on April 20, 2005.

THANK YOU

THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT

APPOINTMENT OF PROXYHOLDER

                                                                 PRINT THE NAME OF THE PERSON YOU ARE
I/WE BEING SHAREOWNER(S) OF COTT CORPORATION                     APPOINTING IF THIS PERSON IS SOMEONE
HEREBY APPOINT: Frank E. Weise III, Chairman, or     OR          OTHER THAN THE CHAIRMAN OR PRESIDENT
failing him, John K. Sheppard, President and CEO                 AND CEO

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual Meeting of shareowners of Cott Corporation to be held at the Glenn Gould Studio, Canadian Broadcasting Centre, 250 Front Street West, Toronto, Ontario, Canada, on Thursday, April 21, 2005 at 8:30 a.m., Eastern Time, and at any continuation of the Meeting after an adjournment thereof. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY CONTINUATION OF THE MEETING AFTER AN ADJOURNMENT THEREOF. As of March 21, 2005, Management is not aware of any such amendments, variations or other matters to be presented at the Meeting.

1. ELECTION OF DIRECTORS The proposed nominees named in the accompanying Proxy Circular are:

01. Colin J. Adair; 02. W. John Bennett; 03. Serge Gouin; 04. Stephen H. Halperin; 05. Betty Jane Hess; 06. Philip B. Livingston; 07. Christine A. Magee;
08. Andrew Prozes; 09. John K. Sheppard; 10. Donald G. Watt; 11. Frank E. Weise III.


FOR all nominees listed above:                    [ ]
                                                       Please specify the
                                                       name of the individual(s)
                                                       from whom you wish to
FOR all nominees listed above other than:         [ ]  withhold your vote:

                                                       ------------------------
WITHHOLD vote for all nominees listed above:      [ ]



2. APPOINTMENT OF AUDITORS

Appointment of PricewaterhouseCoopers LLP as Auditors  [ ]  FOR  [ ]  WITHHOLD


AUTHORIZED SIGNATURE(s) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)

---------------------------------               --------------------------------
                                                Date

FINANCIAL STATEMENTS REQUEST


In accordance with Canadian securities           Mark this box if you
regulations, shareowners may elect to            would like to receive
receive interim financial statements,    [  ]    interim financial
if they so request. If you wish to               reports by mail.
receive such mailings, please mark
your selection.


If you do not mark the box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements.